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                                                                     EXHIBIT 5.1

                          [Latham & Watkins Letterhead]


                                 August 9, 2000


ACLARA BioSciences, Inc.
1288 Pear Avenue
Mountain View, California 94043

      Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

      In connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 450,000 shares (the "Shares") of common stock, par value $0.001 per share, of ACLARA BioSciences, Inc., a Delaware company (the "Company"), issuable under the ACLARA BioSciences, Inc. Employee Stock Purchase Plan (the "Plan") by the Company on a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission on August 9, 2000, you have requested our opinion with respect to the matters set forth below.

      We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

      We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any other local agencies within the State of Delaware.

      Subject to the foregoing, it is our opinion that the Shares to be issued under the Plan have been duly authorized, and upon the issuance and delivery of the Shares, in the manner contemplated by the Plan, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.

      We consent to your filing this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,


                                          /s/ Latham & Watkins